Exhibit 99.1

Press Release

630 Fifth Avenue, Suite 3110 New York, NY 10111 Tel 212 218 8720 Fax 212 218 8721 4840 Pearl East Circle, Suite 300W Boulder, CO 80301 Tel 303 516 8500 Fax 303 530 1296 www.tapestrypharma.com

Contact:	Tapestry Pharmaceuticals, Inc. Gordon Link Senior Vice President, Chief Financial Officer 303 516 8500 glink@tapestrypharma.com	Investor:	Andrew Hellman CEOcast, Inc. 212 732 4300
		Media:	Peter Steinerman 516 374 3031

For Immediate Release

TAPESTRY REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

Multiple Phase II Clinical Trials to Begin First Quarter 2007

Boulder, CO., November 6, 2006 — Tapestry Pharmaceuticals, Inc. (Nasdaq: TPPH) announced today financial results for the third quarter ended September 27, 2006.

The operating loss for the third quarter of 2006 was $3.8 million compared to an operating loss of $4.7 million for the third quarter of 2005.  The net loss for the third quarter of 2006 was $3.6 million, or $0.24 per share.  This compares to a net loss for the third quarter of 2005 of $5.5 million, or $1.62 per share.  The third quarter 2006 operating loss includes a non-cash compensation expense of $593,000 related to the Company’s implementation in 2006 of SFAS 123(R), which requires the expensing of employee stock options.

As of September 27, 2006, Tapestry had $28.2 million in cash, cash equivalents, and short-term investments.

“We have focused virtually all of our monthly cash spend on advancing our lead compound, TPI 287, a third generation proprietary taxane, into broad clinical development against a number of drug resistant solid tumors,” commented Leonard P. Shaykin, Chairman and Chief Executive Officer of Tapestry Pharmaceuticals.

“Having reached MTD (the maximum tolerated dose) in our once every 21 day Phase I trial, the company is moving expeditiously to initiate our first Phase II trials at identified participating clinical sites.  Additional patients are currently being added to our 21 day Phase I protocol at MTD to give us more clinical experience with the compound at this dosing schedule.  We continue to escalate in the weekly times three Phase I dosing regime to reach MTD.  We hope to present the data from both of these Phase I studies at the next ASCO meeting in June 2007,” added Mr. Shaykin.

“We expect to begin treating patients in our first Phase II trials of TPI 287 in both prostate and non-small cell lung cancer in the first quarter of next year.  Additional Phase II studies in other indications will follow shortly thereafter.  Since our compound is a taxane, and active preclinically in many resistant solid tumor cell lines, our Phase II program is designed to determine in what tumor type our compound should be advanced for Phase III studies.  As we recruit patients for these multiple Phase II studies we will see an increase in our clinical spending.”

About Tapestry Pharmaceuticals, Inc.

Tapestry Pharmaceuticals, Inc. is a company focused on the development of proprietary therapies for the treatment of cancer.

For more information about Tapestry and its technologies, visit Tapestry’s web site at www.tapestrypharma.com.

About TPI 287

TPI 287, a proprietary third generation taxane, is Tapestry’s lead clinical compound.  This compound was designed to overcome multi-drug resistance in solid tumors that have become resistant to taxane therapy.  In preclinical testing, TPI 287 demonstrated the ability to inhibit tumor cell growth in a number of in vitro cell lines and has shown inhibition of human tumors in certain animal xenograft models when tested against standard comparative agents. The in vitro activity was seen across multiple cell lines including cell lines known to be sensitive to taxanes and cell lines known to be resistant to taxanes. In in vivo testing TPI 287 demonstrated reduction in the rate of tumor growth in both taxane resistant and taxane sensitive breast cancer xenografts. Taxane sensitive cell lines in which TPI 287 has shown activity include cell lines derived from breast cancer, uterine cancer and non-small cell lung cancer. Taxane resistant cell lines in which TPI 287 has shown activity include lines derived from breast cancer, colon cancer, prostate cancer and pancreatic cancer.

TPI 287 is currently in two Phase I studies in the United States and overseas to determine the safety and pharmacokinetic profile of the compound.  A number of Phase II studies are planned in several tumor types.  Tapestry plans to initiate Phase II trials in the first quarter of 2007.

Forward Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “opportunities,” “trends,” “potential,” “estimates,” “may,” “will,” “should,” “anticipates,” “expects,” “hopes” or comparable terminology or by discussions of strategy.  Such forward looking statements include statements relating to the presentation of data from Phase I studies at the ASCO meeting in June, the initiation of Phase II trials of TPI 287 in prostate and non-small cell lung cancer in the first quarter of 2007, to be followed by other Phase II studies shortly thereafter, and the increase in the Company’s clinical spending as a result of patient recruitment in these Phase II studies. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors include risks that clinical trials for TPI 287 will be delayed due to institutional approvals, patient recruitment, formulation and manufacturing difficulties, delays in finalizing and receiving approval of Phase II protocols, negotiations with regulatory agencies, or other factors; that human clinical trials may show that TPI 287 is unsafe and/or ineffective in treating cancer in humans.  General implementation risks associated with development of TPI 287 include those that we are blocked or limited in the development of TPI 287 because of the intellectual property rights of third parties; that we are limited in our ability to obtain, maintain and enforce our own intellectual property; that development of TPI 287 is delayed or terminated because the costs of further development exceed its value; and that the Company’s resources will be insufficient to continue development.  Additional risks, uncertainties and other factors are identified under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its Quarter Reports on Form 10-Q for the Quarters ended June 28, 2006 and September 27, 2006.  The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new or additional information, future events or otherwise.

For further information, please contact Gordon Link, Senior Vice President, Chief Financial Officer, at 303 516 8500.

Tapestry Pharmaceuticals, Inc.
Balance Sheets
(In thousands)
(Unaudited)

	September 27,	December 28,
	2006	2005

ASSETS

Current assets:

Cash and cash equivalents	$839	$534

Short-term investments	27,371	13,552

Prepaid expense and other current assets	419	646

Total current assets	28,629	14,732

Property, plant and equipment, net	465	608

Investment in ChromaDex, Inc.	451	451

Other assets	664	683

Total assets	$30,209	$16,474

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$3,386	$3,105

Notes payable-long term, net	1,384	2,483

Total stockholders’ equity	25,439	10,886

Total liabilities and stockholders’ equity	$30,209	$16,474

Tapestry Pharmaceuticals, Inc.
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three-Months Ended		Nine-Months Ended
	September 27,	September 28,	September 27,	September 28,
	2006	2005	2006	2005

Operating expenses:
Research and development	$2,259	$3,139	$7,464	$8,718
General and administrative	1,575	1,530	5,070	4,596
Operating loss	3,834	4,669	12,534	13,314

Other income (expense):
Interest and other income	400	274	936	656
Interest and other expense	(124)	(140)	(427)	(447)
Impairment charges	—	(963)	—	(1,067)
Loss from continuing operations	(3,558)	(5,498)	(12,025)	(14,172)

Loss from discontinued operations	—	(43)	(88)	(347)

Net loss	$(3,558)	$(5,541)	$(12,113)	$(14,519)

Basic and diluted loss per share from continuing operations	$(0.24)	$(1.61)	$(1.95)	$(4.18)
Basic and diluted loss per share from discontinued operations	$—	$(0.01)	$(0.01)	$(0.10)
Basic and diluted loss per share	$(0.24)	$(1.62)	$(1.96)	$(4.28)
Basic and diluted weightedaverage shares outstanding	15,051,659	3,423,899	6,178,875	3,393,982